DAUPHIN TECHNOLOGY, INC.

BY-LAWS

(As Amended as of March 1, 1997)

ARTICLE I

OFFICES

The corporation shall continuously maintain in the State of Illinois a registered office and a registered agent whose office is identical with such registered office, and may have other offices within or without the state. The principal office of the corporation shall be located in the City of Palatine, County of Cook and State of Illinois.

ARTICLE II

SHAREHOLDERS

SECTION 1. ANNUAL MEETING. Annual meetings of the shareholders shall be held on the second Wednesday in August of each year, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called either by the president and chief executive officer (hereinafter sometimes referred to solely as the "president"), the chairman of the board of directors or the holders of not less than one-fifth of all the outstanding shares of the corporation, for the purpose or purposes stated in the call of the meeting.

SECTION 3. PLACE OF MEETING. The board of directors may designate any place as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the principal office of the corporation.

SECTION 4. NOTICE OF MEETINGS. Written notice stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger or consolidation, not less than twenty nor more than sixty days before the meeting, either personally or by mail, by or at the direction of the president, the secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the

corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

SECTION 5. FIXING OF RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of directors of the corporation may fix in advance a record date which shall not be more than sixty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger or consolidation, not less than twenty days, before the date of such meeting. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the date on which notice of the meeting is mailed, and the record date for the determination of shareholders for any other purpose shall be the date on which the board of directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.

SECTION 6. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of the shareholder, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be open to inspection by any shareholder for any purpose germane to the meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

SECTION 7. QUORUM. The holders of a majority of the outstanding shares of the corporation, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders; provided that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Business Corporation Act, the articles of incorporation or these by-laws. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

SECTION 8. PROXIES. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

SECTION 9. VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian or conservator, either in person or by proxy, without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy.

Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of, a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, for a period not to exceed ten years, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the corporation at its registered office. The counterpart of the voting trust agreement so deposited with the corporation shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

SECTION 10. INSPECTORS. At any meeting of shareholders, the presiding officer may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.

Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies, count all votes and report the results and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all shareholders.

Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

SECTION 11. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by (a) all of the shareholders entitled to vote with respect to the subject matter thereof, (b) by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting (if 5 days prior written notice of the proposed action is given in writing to all shareholders entitled to vote with respect to the subject matter thereof). Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given in writing to those shareholders who have not consented in writing.

SECTION 12. VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

SECTION 13. CORPORATE RECORDS - EXAMINATION BY SHAREHOLDERS. The corporation shall keep correct and complete books and records of account and shall also keep minutes of the proceedings of its shareholders and Board of Directors and committees thereof. The corporation also shall keep at its registered office or principal place of business in this State, or at the office of a transfer agent or registrar in this State, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each.

Any person who is a shareholder of record of this corporation shall have the right to examine, in person or by agent, at any reasonable time or times, the corporation's books and records of account, minutes, voting trust agreements filed with the corporation, and the record of shareholders, and to make extracts therefrom, but only for a proper purpose. In order to exercise this right, a shareholder must make written demand upon the corporation, stating with particularity the records sought to be examined and the purpose therefor.

Upon the written request of any shareholder of this corporation, the corporation shall mail to such shareholder within 14 days after receipt of such request a balance sheet as of the close of its latest fiscal year and a profit and loss statement for such fiscal year; provided that if such request is received by the corporation before such financial statements are available, the corporation shall mail such financial statements within 14 days after they become available, but in any event within 120 days after the close of its latest fiscal year.

ARTICLE III

DIRECTORS

SECTION 1. GENERAL POWERS. The business of the corporation shall be managed by its board of directors.

SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be fixed from time to time by the board of directors, but shall be not less than three nor more than nine. The directors shall hold office until the next annual meeting of shareholders or until their successors shall have been elected and qualified. The directors need not be residents of Illinois or shareholders of the corporation. The number of directors may be increased or decreased from time to time by the amendment of this section; but no decrease shall have the effect of shortening the term of any incumbent director.

SECTION 3. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this by-law, immediately after the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for holding of additional regular meetings without other notice than such resolution.

SECTION 4. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the president, the chairman of the board of directors or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by them.

SECTION 5. NOTICE. Notice of any special meeting shall be given at least two days previous thereto by written notice to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegram company. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

SECTION 6. QUORUM. A majority of the number of directors fixed by these by-laws shall constitute a quorum for transaction of business at any meeting of the board of directors, provided that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting at any time without further notice.

SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by the Business Corporation Act, articles of incorporation or these by-laws.

SECTION 8. ACTION WITHOUT A MEETING. Unless specifically prohibited by the Business Corporation Act, articles of incorporation or by-laws, any action required to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors or of any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the directors or all the members of the committee shall have the same effect as a unanimous vote and may be stated as such in any document filed with the Secretary of State or with anyone else. The consent shall be evidenced by one or more written approvals, each of which sets forth the action taken and bears the signature of one or more directors. All approvals evidencing the consent shall be delivered to the secretary to be filed in the corporate records. The action taken shall be effective when all directors have approved the consent unless the consent specifies a different effective date.

SECTION 9. COMPENSATION. The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise. By resolution of the board of directors the directors may be paid their expenses, if any, of attendance at each meeting of the board. No such payment previously mentioned in this section shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 10. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 11. EXECUTIVE COMMITTEE. The board of directors by resolution adopted by a majority of the whole board may designate two or more directors to constitute an

executive committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors or any member thereof of any responsibility imposed upon it or him or her by law.

The executive committee, when the board of directors is not in session, shall have and exercise all of the authority of the board of directors in the management of the corporation, except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee and except also that the executive committee shall not have the authority of the board of directors in reference to the following, to wit:

a. amending the articles of incorporation;

b. adopting a plan of merger or adopting a plan of consolidation with another corporation or corporations;

c. recommending to the shareholders the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all of the property and assets of the corporation, if not made in the usual and regular course of its business;

d. recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof;

e. amending, altering or repealing the by-laws of the corporation;

f. electing or removing officers of the corporation or members of the executive committee;

g. fixing the compensation of any member of the executive committee;

h. declaring dividends; or

i. amending, altering or repealing any resolution of the board of directors which by its terms provides that it shall not be amended, altered or repealed by the executive committee.

Each member of the executive committee shall hold office until the next regular annual meeting of the directors following his designation and until his successor as a member of the executive committee is elected and qualified. Members of the executive committee must at all times be directors of the corporation.

Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral and,

if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the executive committee at his business address. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the whole board of directors.

Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the whole board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the corporation and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these by-laws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information only at the meeting thereof held next after the proceedings shall have been taken.

SECTION 12. ATTENDANCE BY CONFERENCE TELEPHONE. Members of the board of directors or of any committees of the board of directors may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other; provided that a majority of such members consent in writing to the recording of such communications and provided that such recording is in fact made and becomes a part of the official corporate records. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating for all purposes including fulfilling the requirements of Sections 6 and 7 hereof.

ARTICLE IV

OFFICERS

SECTION 1. NUMBER. The officers of the corporation shall be a chairman of the board, a president and chief executive officer, an assistant to the president, one or more vice-presidents, a treasurer, a secretary, and such other officers as may be elected or appointed by the board of directors. Any two or more offices may be held by the same person.

SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election of any officer shall not of itself create contract rights.

SECTION 3. REMOVAL. Any officer elected or appointed by the board of directors may be removed by the board of directors whenever, in its judgment, the best interests of the corporation would be served thereby but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the board of directors for the unexpired portion of the term.

SECTION 5. CHAIRMAN OF THE BOARD. The chairman shall serve as chairman of the board of directors and shall preside at all meetings of the board of directors and of the shareholders. He shall have and perform such other duties as may from time to time be assigned to him by the board of directors.

SECTION 6. PRESIDENT AND CHIEF EXECUTIVE OFFICER. The president and chief executive officer shall be the chief policymaking officer of the corporation, and shall be the supreme officer of the corporation in the general supervision, direction and active management of the business of the corporation, and shall have direction over the general policies and affairs of the corporation and of compliance with the requirements of the by-laws and resolutions and directions of the Board of Directors, subject to the control and direction of the Board of Directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or by these by-laws, he may execute for the corporation certificates for its shares, and any contract, deeds, mortgages, bonds, and other instruments which the board of directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instruments. He may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors. Unless otherwise provided by resolutions of the board of directors, the president and chief executive officer shall have sole and exclusive authority to enter into contracts and commitments on behalf of the corporation and by this by-law, he is expressly authorized to execute any contract or document which by law or otherwise contemplates the execution by the president of the corporation and, without limiting the generality of the foregoing, may on behalf of the corporation, execute as president and chief executive officer corporate certificates for its shares, warrants and options for its shares, and any contracts, deeds, mortgages, bonds or other instruments

which require the execution by an officer of the corporation and he may accomplish such execution either under or without the seal of corporation, and either individually or with the secretary, any assistant secretary, or any officer as he designates. In the absence of the chairman of the board, he shall preside as chairman at all meetings of the shareholders and board of directors.

SECTION 7. ASSISTANT TO THE PRESIDENT. The assistant to the president shall perform such duties as the president may direct from time to time.

SECTION 8. THE VICE PRESIDENTS. The vice-president (or in the event there be more than one vice-president, each of the vice-presidents) shall assist the president and chief executive officer in the discharge of his duties as the president and chief executive officer may direct and shall perform such other duties as from time to time may be assigned to him by the president and chief executive officer or by the chairman of the board of directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the vice-president (or each of them if there are more than one) may execute for the corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

SECTION 9. THE TREASURER. The treasurer shall be the principal accounting and financial officer of the corporation. He shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the corporation; (b) have charge and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors may determine.

SECTION 10. THE SECRETARY. The secretary shall: (a) record the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post-office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or a vice-president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws; (f) have general charge of the stock transfer books of the corporation; and (g) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

SECTION 11. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the board of directors. The assistant secretaries may sign with the president, or a vice-president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.

SECTION 12. SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors, and such authority may be general or confined to specific instances.

SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be signed by the president and chief executive officer or a vice-president or by such officer as shall be designated by resolution of the board of directors and by the secretary or an assistant secretary, and shall be sealed with the seal or a facsimile of the seal of the corporation. If both of the signatures of the officers be by facsimile, the certificate shall be manually signed by or on behalf of a duly authorized transfer agent or clerk. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, that the corporation is organized under Illinois law, and the par value or a statement that the shares are without par value. If the corporation is authorized and does issue shares of more than one class or of a series within a class, the certificate shall also contain such information or statement as may be required by law.

The name and address of each shareholder, the number and class of shares held and the date on which the certificates for the shares were issued shall be entered on the books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

SECTION 2. LOST CERTIFICATES. If a certificate representing shares has allegedly been lost or destroyed, the board of directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

SECTION 3. TRANSFER OF SHARES. Transfers of shares of the corporation shall be recorded on the books of the corporation and, except in the case of a lost or destroyed certificate, shall be made on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by a proper guaranty of signature and other appropriate assurances that the endorsement is effective.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of January in each year and end on the thirty-first day of December in each year.

ARTICLE VIII

DISTRIBUTIONS

The board of directors may from time to time declare, and the corporation may pay, distributions (dividends, redemptions and other transfers of money or property) to its shareholders on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

ARTICLE IX

SEAL

The corporate seal shall have inscribed thereon "Dauphin Technology, Inc." the words "Corporate Seal, Illinois", or merely the latter words. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE X

WAIVER OF NOTICE

Whenever any notice is required to be given under the provisions of these by-laws, under the provisions of the articles of incorporation or under the provisions of the Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI

AMENDMENTS

The power to make, alter, amend, or repeal the by-laws of the corporation and to adopt new by-laws shall be vested in the shareholders or the board of directors. The by-laws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law or the articles of incorporation.

ARTICLE XII

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

SECTION 1. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or fiduciary of any employee benefit plan maintained by the corporation, or who is or was a director, officer, employee or agent of the corporation or a fiduciary as aforesaid, or who is or was serving at the request of the corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation (or, in the case of a fiduciary, the best interests of the plan and plan participants) and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that this conduct was unlawful.

SECTION 2. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or fiduciary as aforesaid, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation (or, in the case of a fiduciary, the best interests of the plan and plan participants), except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

SECTION 3. To the extent that a director, officer, employee or agent of a corporation or fiduciary as aforesaid has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in the preceding sections, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

SECTION 4. Any indemnification under sections 1 and 2 hereof (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee, agent or fiduciary is proper in the circumstances because he has met the applicable standard of conduct set forth in said sections. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

SECTION 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

SECTION 6. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or fiduciary, or who is or was serving at the request of the corporation as a director, officer employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

SECTION 8. In the case of a merger, the term "corporation" shall include, in addition to the surviving corporation, any merging corporation absorbed in a merger, which if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of another corporation, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the surviving corporation as such person would have with respect to such merging if its separate existence had continued.

SECTION 9. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; reference to "fines" shall include any excise tax assessed on a person with respect to an employee benefit plan; and references to the phrase "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this Article.

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